UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 11, 2012

(Date of earliest event reported: July 9, 2012)

Commission File Number 333-176491

Aristocrat Group Corp.

(Exact name of small business issuer as specified in its charter)

Florida	45-2801371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Allington Court
Medford, NJ	08055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 744-5569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2012, Melanie Maute, Director, Chief Executive Officer (“CEO”) and Secretary of Aristocrat Group Corp (the “Company”), resigned from all positions held with the Company, including as a director of the Company. There was no disagreement between the Company and Ms. Maute at the time of her resignation from the Company.

Also on July 9, 2012, the Company appointed Cindy Morrissey as director, CEO and president to replace Ms. Maute. Ms. Morrissey will serve as a director until her successor has been elected at the next annual meeting of the Company’s shareholders. Ms. Morrissey has not been appointed to any committees of the Board as the Board does not presently have any committees.

A seasoned executive, Ms. Morrissey brings a wealth of experience in business development, corporate strategy and management to the Company. As CEO, Ms. Morrissey brings a wealth of experience as both an executive for small-cap start-up companies and as a medical professional to Aristocrat Group Corp. Her education in nursing and business administration led to a position as a skilled triage emergency room nurse for several years before gaining 20 years of extensive experience in clinic ownership, management and development and was the former CEO of My Healthy Access Clinics in Houston. She revised and revamped the entire clinic structure and business plan and the company was renamed Walk-In Telemedicine Healthcare Clinics which through her leadership and innovations, became the first in the nation to introduce telemedicine technology for face-to-face doctor/patient consultations into a clinic setting. Most recently, she was the CEO of Emerging Healthcare Solutions, Inc., a start-up company, focusing on investing in medical devices and research all over the world. She is a well-established senior executive with leadership skills and experience in many fields of operation.

Previously, she was a real estate entrepreneur and developer and established a contracting company for the construction and development of multi-million dollar commercial projects, subdivisions and apartment complexes. At the time she sold the company, she was managing a team of 47 employees and overseeing all daily operations and projects.

Ms. Morrissey does not have a written employment agreement or other compensatory agreement in place with the Company. She will be paid $10,000 per month for her services to the Company.

The Company has not entered into any transactions with Ms. Morrissey described in Item 404(a) of Regulation S-K. Ms. Morrissey was not appointed pursuant to any arrangement or understanding between Ms. Morrissey and any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 11, 2012	Aristocrat Group Corp. By: /s/ Cindy Morrissey Cindy Morrissey Chief Executive Officer